-6-


                                    EXHIBIT I

                                [OBJECT OMITTED]

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


[GRAPHIC OMITTED]                                     BEAR, STEARNS & CO. INC.
ATLANTA o BOSTON o CHICAGO                       ASSET-BACKED SECURITIES GROUP
DALLAS o LOS ANGELES o NEW YORK o SAN FRANCISCO                245 Park Avenue
FRANKFORT o GENEVA o HONG KONG                            New York, N.Y. 10167
LONDON o PARIS o TOKYO                      (212) 272-2000;  (212) 272-7294 fax
--------------------------------------------------------------------------------
                                ** As Revised **

                    Residential Asset Mortgage Products, Inc.
                            Home Loan Trust 2000-HL1
             Computational Materials (As of Monday, August 7, 2000)
---------------- -------------------------------------------- ------------------
Fax to:                                                  Date:      8/7/00
Company:                                        # Pages (incl.      24
                                                       cover):
Fax No:                                              Phone No:
---------------- -------------------------------------------- ------------------
From:                                                         Phone No:
---------------- -------------------------------------------- ------------------
              STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The Information is provided solely by Bear Stearns, not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation and makes no representations regarding its accuracy or completeness. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information," please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes.
Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (economic prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested as assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and the prospectus supplement or private placement memorandum (Offering Documents) and the then current version of the Information. Any information herein regarding the collateral or the securities supersedes any prior information regarding the collateral or the securities and will be superseded by information regarding the collateral and/or the securities contained in the Offering
Documents and any subsequent information regarding the collateral or the securities. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current and any subsequent information regarding the collateral or the securities. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that we believe are reliable, but we do not guarantee the accuracy of the underlying data or computations based thereon. Bear Stearns and/or individuals employed thereby may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax, or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from Bear Stearns.

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Preliminary Term Sheet (Page 1 of 5)
--------------------------------------------------------------------------------

                                    $133,861,000

Issuer:                             Home Loan Trust 2000-HL1

Depositor:                          Residential Asset Mortgage Products, Inc.

Seller:                             Residential Funding Corporation

Credit Enhancer:                    Ambac Assurance Corporation ("Ambac")

Underwriter:                        Bear, Stearns & Co. Inc.

Master Servicer:                    Residential Funding Corporation (the
                                    "Master Servicer" or "RFC").

Initial Subservicer:                GMAC  Mortgage  Corporation  ("GMACMC"),
                                    an affiliate of the Depositor and
                                    the Master Servicer.

Indenture Trustee:                  The Chase Manhattan Bank

Owner Trustee:                      Wilmington Trust Company


Characteristics of the Notes: (a), (b), (c)

------------ ------- ------------ ----------- -------- --------- -------- ---------- --------------
              Home      Original              Avg      Principal PrincipalFinal
Offered       Loan     Principal               Life    Lockout   Window     Sch.        Ratings
Notes        Group       Balance    Coupon    To Call  (months)  (months) Maturity   (Moody's/S&P)
                                              (years)                       Date
------------ ------- ------------ ----------- -------- --------- -------- ---------- --------------

Class          I     $40,273,000     (d)       1.00     None      26      3/25/11      Aaa / AAA
A-I-1
Class          I      78,353,000  8.05% (e)    6.37      25       111     8/25/25      Aaa / AAA
A-I-2
Class A-II     II     15,235,000  8.05% (e)    4.66     None      136     8/25/25      Aaa / AAA
------------ ------- ------------ ----------- -------- --------- -------- ---------- --------------


Notes:
  (a)       Pricing Speed: 15% CPR.
  (b)       Transaction priced to 10% clean-up call.
  (c)       100% P&I guaranty by Ambac (See section entitled "Credit Enhancement" herein.)
  (d)       The lesser of (i) One-Month LIBOR plus 0.14% per annum and (ii) 10% per annum.
  (e)       The Note Rate will increase by 0.50% if the 10% clean-up call is not exercised.



The Notes:                          Home Loan Trust  2000-HL1 will issue
                                    three classes of Home Loan Backed Notes (the
                                    Class  A-I-1,  the Class A-I-2 and the Class
                                    A-II Notes) (the "Notes").

Offering:                           The Notes will be issued publicly from a
                                    shelf registration.

The Assets of the Trust:

                    The assets of the Trust will include two groups of conventional, closed-end, fixed-rate home loans (the "Home Loans"), the proceeds of which were used primarily for debt consolidation and/or home improvements. The Home Loans will be secured by mortgages, deeds of trust or other similar security instruments. Substantially all of the Home Loans will have a combined loan-to-value ratio in excess of 100%.

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Preliminary Term Sheet (Page 2 of 5)
--------------------------------------------------------------------------------
Cut-off Date:                       As of August 1, 2000.

Settlement Date:                    On or about August 25, 2000.

Payment Delay:

                    With the exception of the Class A-I-1 Notes, the Notes will have a payment delay of 24 days. With respect to the Class A-I-1 Notes, 0 days.

Note Rate:

                    Interest will accrue on all of the Notes other than the Class A-I-1 Notes (the "Fixed Rate Notes") at a fixed rate during the month prior to the month of the related Payment Date on a 30/360-day basis. The coupon paid on certain of the Fixed Rate Notes may be subject to a net WAC cap.

                    With respect to any Payment Date, the Class A-I-1 Notes will be entitled to interest accrued from and including the preceding Payment Date (or from and including the Closing Date in the case of the first Payment Date) to and including the day prior to the then current Payment Date (the "Class A-I-1 Accrual Period") at the Class A-I-1 Note Rate on the aggregate principal balance of the Class A-I-1 Notes on an actual/360-day basis.

                    The coupon on the Class A-I-1 Notes will be equal to the lesser of (a) 1-month LIBOR + 0.14% per annum and (b) 10.00% per annum, payable monthly.

                    The Note Rate applicable to the Class A-I-2 Notes and Class A-II Notes will increase by 0.50% after the Step-Up Date. The "Step-Up Date" is the first Payment Date after which the current Pool Principal Balance declines to 10% or less of the original Pool Principal Balance of the Home Loans.

Principal:

                    Payments of principal  will be distributed  concurrently  to
                    (a) the Class A-I Notes in the aggregate and (b) the Class A-II Notes, in each case allocated in proportion to the percentage of the principal collections derived from the related loan group for such payment date, until the note balances of the Class A-I Notes in the aggregate or the Class A-II Notes have been reduced to zero. From then on, these amounts will be distributed to the remaining class or classes of Class A Notes until their note balances have been reduced to zero.

                    Any payments of principal allocable to the Class A-I Notes shall be paid to the Class A-I-1 Notes, then to the Class A-I-2 Notes, in that order, in each case until the outstanding note balance of each of these notes has been reduced to zero.

                    Any payments of principal allocable to the Class A-II Notes shall be paid to the Class A-II Notes until the outstanding note balance has been reduced to zero.

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Preliminary Term Sheet (Page 3 of 5)
--------------------------------------------------------------------------------

Priority of Payments:

                    On each Payment Date, principal and interest collections will be allocated from the payment account in the following order of priority:

(1)     To pay accrued interest due on the Notes;

(2) To pay as principal on the Notes, an amount equal to the principal collection distribution amount for such Payment Date;

(3) To pay as principal on the Notes, an amount equal to the liquidation loss distribution amount for such Payment Date;

(4) To pay the Credit Enhancer the premium for the Policy and any payments in connection with the limited reimbursement agreement, and any previously unpaid premiums or payments with interest;

(5) To reimburse the Credit Enhancer for certain prior draws made on the Policy, with interest; (6) To pay as additional principal on the Notes, an amount (if any) necessary to bring the amount of overcollateralization up to the required overcollateralization amount for such Payment Date;


(7)  To pay the Credit  Enhancer  any other  amounts  owed  under the  insurance
     agreement;   and  (8)  Any   remaining   amounts  to  the  holders  of  the
     Certificates.

Credit Enhancement:

                    Credit enhancement with respect to the Notes will be provided by (1) excess spread, (2) overcollateralization, and (3) the Ambac Insurance Policy.

                    Excess Spread: The interest due on the Home Loans is generally expected to be higher than the interest due on the Notes and other fees and expenses of the Trust, resulting in excess interest collections ("Excess Spread"), which will be available to fund distributions on the Notes, commencing with the Distribution Date in October 2000. Such amount can vary over time based on the prepayment and default experience of the Home Loans. On each Payment Date, any excess spread from the related collection period will be available to cover losses and build overcollateralization on such Payment Date.

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Preliminary Term Sheet (Page 4 of 5)
--------------------------------------------------------------------------------

                                    Overcollateralization:      The      initial
                                    overcollateralization  amount  will be equal
                                    to [0.00]% of the  Original  Pool  Principal
                                    Balance  on the  Closing  Date.  Thereafter,
                                    excess spread will be applied, to the extent
                                    available,  to make accelerated  payments of
                                    principal to the securities then entitled to
                                    receive   payments   of   principal;    such
                                    application   will   cause   the   aggregate
                                    principal balance of the Notes to amortize more rapidly than the Home Loans, resulting in a build up of overcollateralization. Prior to the Stepdown Date, the "Required Overcollateralization Amount" will be equal to [2.00]% of the original Pool Principal Balance. On or after the Stepdown Date, the Required Overcollateralization Amount will be permitted, subject to certain performance triggers being satisfied, to decrease to [4.00]% of current Pool Principal Balance of the Home Loans, subject to a floor of 0.50% of the original Pool Principal Balance.

                                    Ambac  Insurance  Policy:   Ambac  Assurance
                                    Corporation (the "Credit Enhancer") will unconditionally and irrevocably guarantee:
                                    (a)  timely  payment  of  interest,  (b) the
                                    amount of any losses not covered by excess spread or overcollateralization, and (c) the payment of principal on the Notes by no later than their respective final scheduled maturity date. The Insurance Policy is not revocable for any reason.

Stepdown Date:

                    The Stepdown Date is the Payment Date occurring on the later of:

                    (1) the Payment Date in September, 2003 (i.e., on the 37th Payment Date); and

                    (2) the first Payment Date on which the current Pool Principal Balance has been reduced to an amount equal to 50% of the original Pool Principal Balance.

Master Servicing  Fee:

                    With respect to each Home Loan Group, the primary compensation to be paid to the Master Servicer in respect of its master servicing activities will be [0.08]% per annum, payable monthly. The fees of the Trustees will be paid from the Master Servicing Fee.

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Preliminary Term Sheet (Page 5 of 5)
--------------------------------------------------------------------------------
Subservicing Fee:

                    With respect to each Home Loan Group, the Trust is subject to certain fees, including a weighted average Subservicing Fee, as of the Cut-Off Date, of approximately [0.50]% per annum, payable monthly.

Advancing:

                    There is no required advancing of delinquent principal or interest by the Master Servicer, the Subservicer, the Trustees, the Credit Enhancer or any other entity.

Optional Redemption:

                    The Master Servicer may, at its option, effect an early redemption or termination of the Notes on the first Payment Date after the Payment Date on which the current Pool Principal Balance declines to less than 10% of the original Pool Principal Balance of the Home Loans (the "Step-Up Date").

Form of Registration:             Book-Entry form, same day funds through DTC,
                                    Euroclear.

Tax Status:

                    For  federal   income  tax  purposes,   the  Notes  will  be
                    characterized as indebtedness of the Issuer.

ERISA Eligibility:

                    The Notes may be eligible for purchase by employee benefit plans that are subject to ERISA.

SMMEA Treatment:

                    The Notes will not constitute "mortgage related securities" for purposes of SMMEA.

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Information Relating to the Collateral (Page 1 of 18)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.

Home Loan Group I (as of the Statistical Cut-off Date)

           Total Number of Loans:                               2,981

           Initial Principal Balance:                    $120,257,111

           Average Loan Balance:                              $40,341

           WA Home Loan Rate:                                 13.554%
              Range of Home Loan Rates:                    (10.000% -
                                                             17.540%)

           WA Remaining Term (months):                            227
              Range of Remaining Terms:                    (34 - 293)

           WA Original Term (months):                             250
              Range of Original Terms:                     (60 - 301)

           Credit Score:
                 WA                                               682
                 < 640                                          2.68%
                 640 - 679                                     46.73%
                 680 - 719                                     40.55%
                 >= 720                                        10.04%

           Debt-to-Income Ratio:
                 WA                                            39.45%
                 >45%                                          19.11%

           Combined LTV:
                 WA                                           117.96%
                 > 100%                                        96.33%

           Geographic Concentration:                       CA: 28.95%
           (as a Percentage of Loan Type)                   MD: 6.45%
           (States not listed account for                   NY: 5.16%
           less than 5% of the aggregate
           principal balance of the category)

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Information Relating to the Collateral (Page 2 of 18)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group I

             Home Loan Rates

                Range of          Number of        Statistical     Percentage of
                                  Cut-off Date
             Loan Rates (%)       Home Loans    Principal Balance    Home Loan
                                                                       Pool
           ---------------------------------------------------------------------
             9.501 to 10.000                 1             $31,498         0.03%
            10.001 to 10.500                 3              71,903         0.06%
            10.501 to 11.000                 8             297,602         0.25%
            11.001 to 11.500                52           2,105,991         1.75%
            11.501 to 12.000               294          12,422,821        10.33%
            12.001 to 12.500               268          11,572,509         9.62%
            12.501 to 13.000               585          25,529,342        21.23%
            13.001 to 13.500               283          11,611,589         9.66%
            13.501 to 14.000               609          24,200,526        20.12%
            14.001 to 14.500               267          10,574,912         8.79%
            14.501 to 15.000               276          10,657,917         8.86%
            15.001 to 15.500               102           3,636,220         3.02%
            15.501 to 16.000               171           5,656,278         4.70%
            16.001 to 16.500                38           1,216,931         1.01%
            16.501 to 17.000                20             554,354         0.46%
            17.001 to 17.500                 3              96,839         0.08%
            17.501 to 18.000                 1              19,877         0.02%
                                ------------------------------------------------
                  Total                  2,981        $120,257,111       100.00%

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Information Relating to the Collateral (Page 3 of 18)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group I

           Original Home Loan Principal Balances

            Range of Original      Number of      Statistical     Percentage
                                                  Cut-off Date        of
            Home Loan Amounts      Home Loans      Principal      Home Loan
                                                    Balance          Pool
           --------------------  ---------------------------------------------
                        Up to               430       $8,477,509        7.05%
               $25,000.00
              $25,000.01 to               1,865       69,048,246       57.42%
               $50,000.00
              $50,000.01 to                 617       36,894,569       30.68%
               $75,000.00
              $75,000.01 to                  69        5,836,788        4.85%
               $100,000.00
                                 ---------------------------------------------
                  Total                   2,981     $120,257,111      100.00%



           Current Home Loan Principal Balances

            Range of Current       Number of      Statistical     Percentage
                                                  Cut-off Date        of
            Home Loan Amounts      Home Loans      Principal      Home Loan
                                                    Balance          Pool
           --------------------  ---------------------------------------------
                        Up to               489       $9,781,101        8.13%
               $25,000.00
              $25,000.01 to               1,856       70,072,233       58.27%
               $50,000.00
              $50,000.01 to                 573       34,989,997       29.10%
               $75,000.00
              $75,000.01 to                  63        5,413,779        4.50%
               $100,000.00
                                 ---------------------------------------------
                  Total                   2,981     $120,257,111      100.00%

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Information Relating to the Collateral (Page 4 of 18)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group I

           Combined Loan-to-Value Ratios

            Range of Combined    Number of Home   Statistical    Percentage of
                                  Cut-off Date
              Loan-to-Value        Home Loans      Principal       Home Loan
               Ratios (%)                           Balance          Pool
           --------------------  ----------------------------------------------
             50.01 to 60.00                   2          $45,354         0.04%
             60.01 to 70.00                   4          111,814         0.09%
             75.01 to 80.00                  11          341,913         0.28%
             80.01 to 85.00                   5          182,928         0.15%
             85.01 to 90.00                  24          785,170         0.65%
             90.01 to 95.00                  19          676,980         0.56%
             95.01 to 100.00                 70        2,274,812         1.89%
            100.01 to 105.00                162        5,790,873         4.82%
            105.01 to 110.00                299       10,297,410         8.56%
            110.01 to 115.00                396       15,009,668        12.48%
            115.01 to 120.00                589       23,603,576        19.63%
            120.01 to 125.00              1,365       59,627,165        49.58%
            125.00 to 130.00                 35        1,509,447         1.26%
                                 ----------------------------------------------
                  Total                   2,981     $120,257,111       100.00%

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Information Relating to the Collateral (Page 5 of 18)


THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group I

           Months Remaining to Maturity

            Months Remaining       Number of      Statistical    Percentage of
                                  Cut-off Date
               to Maturity         Home Loans      Principal       Home Loan
                                                    Balance          Pool
           --------------------  ----------------------------------------------
                 0 to 96                     91       $2,554,998         2.12%
                97 to 108                    97        2,821,455         2.35%
               121 to 144                     3           83,034         0.07%
               145 to 156                   380       13,741,211        11.43%
               157 to 168                   430       15,490,542        12.88%
               169 to 180                    19          626,401         0.52%
               181 to 288                 1,951       84,602,986        70.35%
               289 to 300                    10          336,483         0.28%
                                 ----------------------------------------------
                  Total                   2,981     $120,257,111       100.00%

           Year of Origination

                       Number of Statistical Percentage of
                                  Cut-off Date
           Year of Origination     Home Loans      Principal       Home Loan
                                                    Balance          Pool
           --------------------  ----------------------------------------------
                  1996                        2          $52,419         0.04%
                  1997                       41        1,519,720         1.26%
                  1998                    2,786      113,192,915        94.13%
                  1999                      152        5,492,057         4.57%
                                 ----------------------------------------------
                  Total                   2,981     $120,257,111       100.00%

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Information Relating to the Collateral (Page 6 of 18)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group I

           Geographic Distribution of Mortgaged Properties

                        Number of Statistical Percentage
                                                Cut-off Date        of
                  State          Home Loans      Principal      Home Loan
                                                  Balance          Pool
           -----------------------------------------------------------------
           California                     799       34,819,331       28.95%
           Maryland                       188        7,759,066        6.45%
           New York                       157        6,203,819        5.16%
           Washington                     116        5,350,367        4.45%
           Pennsylvania                   132        5,025,916        4.18%
           Virginia                       123        4,847,627        4.03%
           Florida                        115        4,221,363        3.51%
           Nevada                          99        4,155,764        3.46%
           North Carolina                  95        3,422,774        2.85%
           Oregon                          74        3,420,479        2.84%
           Arizona                         80        3,109,352        2.59%
           Illinois                        74        2,971,269        2.47%
           Michigan                        80        2,774,553        2.31%
           Ohio                            66        2,483,458        2.07%
           Indiana                         69        2,423,184        2.02%
           Other (<2%)                    714       27,268,788       22.68%
                               ---------------------------------------------
                  Total                 2,981     $120,257,111      100.00%

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Information Relating to the Collateral (Page 7 of 18)


THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group I

           Mortgaged Property Types

                       Number of Statistical Percentage of
                                  Cut-off Date
                Property           Home Loans      Principal       Home Loan
                                                    Balance          Pool
           --------------------  ----------------------------------------------
           Single Family                  2,883     $116,491,638        96.87%
           Residence
           Condominium                       95        3,631,890         3.02%
           Manufactured                       2           77,061         0.06%
           Housing
           Townhouse                          1           56,522         0.05%
                                 ----------------------------------------------
                  Total                   2,981     $120,257,111       100.00%


           Loan Purpose

                       Number of Statistical Percentage of
                                  Cut-off Date
                 Purpose           Home Loans      Principal       Home Loan
                                                    Balance          Pool
           --------------------  ----------------------------------------------
           Debt Consolidation             2,896     $117,301,038        97.54%
           Cash Out Refinance                44        1,264,584         1.05%
           Rate/Term Refinance               26        1,130,448         0.94%
           Home Improvement                  12          433,926         0.36%
           Education                          1           32,707         0.03%
           Other                              2           94,406         0.08%
                                 ----------------------------------------------
                  Total                   2,981     $120,257,111       100.00%

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Information Relating to the Collateral (Page 8 of 18)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.

Loan Group I

           Lien Priority

                       Number of Statistical Percentage of
                                  Cut-off Date
              Lien Property        Home Loans      Principal       Home Loan
                                                    Balance          Pool
           --------------------
           First Lien                         4         $216,784         0.18%
           Second Lien                    2,977      120,040,326        99.82%
                                 ----------------------------------------------
                  Total                   2,981     $120,257,111       100.00%



           Debt-to-Income Ratio

                       Number of Statistical Percentage of
                                  Cut-off Date
           Debt-to-Income Ratio    Home Loans      Principal       Home Loan
                    (%)                             Balance          Pool
           --------------------------------------------------------------------
             10.01 to 15.00                   2          $89,938         0.07%
             15.01 to 20.00                  16          538,044         0.45%
             20.01 to 25.00                  92        3,198,666         2.66%
             25.01 to 30.00                 280       10,741,590         8.93%
             30.01 to 35.00                 460       17,893,841        14.88%
             35.01 to 40.00                 746       28,809,622        23.96%
             40.01 to 45.00                 882       36,001,286        29.94%
             45.01 to 50.00                 499       22,753,018        18.92%
             50.01 to 55.00                   4          231,106         0.19%
                                 ----------------------------------------------
                  Total                   2,981     $120,257,111       100.00%

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Information Relating to the Collateral (Page 9 of 18)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.

Loan Group I

           Credit Scores

                Range of             Number       Statistical    Percentage of
                                  Cut-off Date
              Credit Scores        Home Loans      Principal       Home Loan
                                                    Balance          Pool
           --------------------  ----------------------------------------------
              620 to 639                    108       $3,219,607         2.68%
              640 to 659                    639       22,803,358        18.96%
              660 to 679                    793       33,392,740        27.77%
              680 to 699                    780       33,470,241        27.83%
              700 to 719                    358       15,298,038        12.72%
              720 to 739                    187        7,519,590         6.25%
              740 to 759                     78        3,122,294         2.60%
              760 to 779                     33        1,160,000         0.96%
              780 to 799                      5          271,243         0.23%
                                 ----------------------------------------------
                  Total                   2,981     $120,257,111       100.00%

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Information Relating to the Collateral (Page 10 of 18)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.

Loan Group II (as of the Statistical Cut-off Date)

             Total Number of Loans:                               220

             Initial Principal Balance:                   $15,348,486

             Average Loan Balance:                            $69,766

             WA Home Loan Rate:                               13.122%
                Range of Home Loan Rates:                  (10.500% -
                                                             16.500%)

             WA Remaining Term (months):                          247
                Range of Remaining Terms:                    (60-286)

             WA Original Term (months):                           270
                Range of Original Terms:                   (84 - 300)

             Credit Score:
                   WA                                             691
                   < 640                                        0.73%
                   640 - 679                                   28.09%
                   680 - 719                                   57.91%
                   >= 720                                      13.27%

             Debt-to-Income Ratio:
                   WA                                          40.75%
                   >45%                                        23.47%

             Combined LTV:
                   WA                                         116.13%
                   > 100%                                      95.51%

             Geographic Concentration:                     CA: 62.40%
             (as a Percentage of Loan Type)                 MD: 6.80%
             (States not listed account for
             less than 5% of the aggregate
             principal balance of the category)

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Information Relating to the Collateral (Page 11 of 18)


THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group II

             Home Loan Rates

                Range of           Number of      Statistical    Percentage of
                                  Cut-off Date
             Loan Rates (%)        Home Loans      Principal       Home Loan
                                                    Balance          Pool
           --------------------  ----------------------------------------------
            10.001 to 10.500                  1          $78,826         0.51%
            11.001 to 11.500                  7          521,943         3.40%
            11.501 to 12.000                 32        2,136,950        13.92%
            12.001 to 12.500                 29        2,100,721        13.69%
            12.501 to 13.000                 55        4,156,196        27.08%
            13.001 to 13.500                 26        1,817,710        11.84%
            13.501 to 14.000                 36        2,312,857        15.07%
            14.001 to 14.500                 18        1,223,942         7.97%
            14.501 to 15.000                  8          525,317         3.42%
            15.001 to 15.500                  2          193,687         1.26%
            15.501 to 16.000                  5          235,851         1.54%
            16.001 to 16.500                  1           44,484         0.29%
                                 ----------------------------------------------
                  Total                     220      $15,348,486       100.00%

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Information Relating to the Collateral (Page 12 of 18)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group II

           Original Home Loan Principal Balances

            Range of Original      Number of      Statistical     Percentage
                                                  Cut-off Date        of
            Home Loan Amounts      Home Loans      Principal      Home Loan
                                                    Balance          Pool
           --------------------  ---------------------------------------------
                        Up to                 1          $18,441        0.12%
               $25,000.00
              $25,000.01 to                  38        1,622,395       10.57%
               $50,000.00
              $50,000.01 to                 111        7,357,962       47.94%
               $75,000.00
              $75,000.01 to                  70        6,349,687       41.37%
               $100,000.00
                                 ---------------------------------------------
                  Total                     220      $15,348,486      100.00%



           Current Home Loan Principal Balances

            Range of Current       Number of      Statistical     Percentage
                                                  Cut-off Date        of
            Home Loan Amounts      Home Loans      Principal      Home Loan
                                                    Balance          Pool
           --------------------  ---------------------------------------------
                        Up to                 1          $18,441        0.12%
               $25,000.00
              $25,000.01 to                  41        1,766,595       11.51%
               $50,000.00
              $50,000.01 to                 111        7,429,389       48.40%
               $75,000.00
              $75,000.01 to                  67        6,134,061       39.97%
               $100,000.00
                                 ---------------------------------------------
                  Total                     220      $15,348,486      100.00%

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Information Relating to the Collateral (Page 13 of 18

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group II

           Combined Loan-to-Value Ratios

            Range of Combined    Number of Home    Statistical     Percentage
                                                  Cut-off Date         of
              Loan-to-Value        Home Loans      Principal       Home Loan
               Ratios (%)                           Balance          Pool
           --------------------  ----------------------------------------------
             90.01 to 95.00                   5         $259,702         1.69%
             95.01 to 100.00                  6          428,798         2.79%
            100.01 to 105.00                 16          911,361         5.94%
            105.01 to 110.00                 24        1,498,242         9.76%
            110.01 to 115.00                 51        3,506,794        22.85%
            115.01 to 120.00                 49        3,487,329        22.72%
            120.01 to 125.00                 68        5,187,244        33.80%
            125.00 to 130.00                  1           69,015         0.45%
                                 ----------------------------------------------
                  Total                     220      $15,348,486       100.00%

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Information Relating to the Collateral (Page 14 of 18

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group II

           Months Remaining to Maturity

            Months Remaining       Number of      Statistical    Percentage of
                                  Cut-off Date
               to Maturity         Home Loans      Principal       Home Loan
                                                    Balance          Pool
           --------------------  ----------------------------------------------
                 0 to 96                      4         $257,716         1.68%
                97 to 108                     5          259,493         1.69%
               145 to 156                    12          747,235         4.87%
               157 to 168                    20        1,034,529         6.74%
               181 to 288                   179       13,049,512        85.02%
                                 ----------------------------------------------
                  Total                     220      $15,348,486       100.00%

           Year of Origination

                       Number of Statistical Percentage of
                                  Cut-off Date
           Year of Origination     Home Loans      Principal       Home Loan
                                                    Balance          Pool
           --------------------  ----------------------------------------------
                  1997                        2         $117,029         0.76%
                  1998                      211       14,856,778        96.80%
                  1999                        7          374,679         2.44%
                                 ----------------------------------------------
                  Total                     220      $15,348,486       100.00%

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Information Relating to the Collateral (Page 15 of 18)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.

Loan Group II

           Geographic Distribution of Mortgaged Properties

                       Number of Statistical Percentage of
                                  Cut-off Date
                  State            Home Loans      Principal       Home Loan
                                                    Balance          Pool
           --------------------  ----------------------------------------------
           California                       135       $9,576,921        62.40%
           Maryland                          16        1,043,285         6.80%
           Virginia                           9          662,184         4.31%
           Washington                         7          573,351         3.74%
           Connecticut                        6          421,119         2.74%
           Arizona                            6          397,010         2.59%
           Florida                            5          319,502         2.08%
           Other (<2%)                       36        2,355,114        15.34%
                                 ----------------------------------------------
                  Total                     220      $15,348,486       100.00%

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Information Relating to the Collateral (Page 16 of 18)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group II

           Mortgaged Property Types

                       Number of Statistical Percentage of
                                  Cut-off Date
                Property           Home Loans      Principal       Home Loan
                                                    Balance          Pool
           --------------------  ----------------------------------------------
           Single Family                    217      $15,122,265        98.53%
           Residence
           Condominium                        2          149,159         0.97%
           PUD                                1           77,062         0.50%
                                 ----------------------------------------------
                  Total                     220      $15,348,486       100.00%


           Loan Purpose

                       Number of Statistical Percentage of
                                  Cut-off Date
                 Purpose           Home Loans      Principal       Home Loan
                                                    Balance          Pool
           --------------------  ----------------------------------------------
           Debt Consolidation               213      $14,800,842        96.43%
           Home Improvement                   3          236,593         1.54%
           Rate/Term Refinance                2          162,632         1.06%
           Purchase Money                     2          148,419         0.97%
                                 ----------------------------------------------
                  Total                     220      $15,348,486       100.00%

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Information Relating to the Collateral (Page 17 of 18)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group II

           Lien Priority

                       Number of Statistical Percentage of
                                  Cut-off Date
              Lien Property        Home Loans      Principal       Home Loan
                                                    Balance          Pool
           --------------------  ----------------------------------------------
           Second Lien                      220      $15,348,486       100.00%
                                 ----------------------------------------------
                  Total                     220      $15,348,486       100.00%



           Debt-to-Income Ratio

                       Number of Statistical Percentage of
                                  Cut-off Date
           Debt-to-Income Ratio    Home Loans      Principal       Home Loan
                    (%)                             Balance          Pool
           --------------------------------------------------------------------
             15.01 to 20.00                   1          $56,862         0.37%
             20.01 to 25.00                   4          291,716         1.90%
             25.01 to 30.00                  10          625,115         4.07%
             30.01 to 35.00                  36        2,257,709        14.71%
             35.01 to 40.00                  46        3,108,909        20.26%
             40.01 to 45.00                  75        5,406,760        35.23%
             45.01 to 50.00                  46        3,468,284        22.60%
             50.01 to 55.00                   2          133,128         0.87%
                                 ----------------------------------------------
                  Total                     220      $15,348,486       100.00%

Residential Asset Mortgage Products, Inc.
Home Loan Trust 2000-HL1
Computational Materials: Information Relating to the Collateral (Page 18 of 18)

   THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.

Loan Group II

           Credit Scores

                Range of             Number       Statistical    Percentage of
                                  Cut-off Date
              Credit Scores        Home Loans      Principal       Home Loan
                                                    Balance          Pool
           --------------------  ----------------------------------------------
              620 to 639                      2         $111,775         0.73%
              640 to 659                     16          798,462         5.20%
              660 to 679                     56        3,513,537        22.89%
              680 to 699                     85        6,500,749        42.35%
              700 to 719                     32        2,387,548        15.56%
              720 to 739                     22        1,609,913        10.49%
              740 to 759                      3          192,497         1.25%
              760 to 779                      3          153,644         1.00%
              780 to 799                      1           80,361         0.52%
                                 ----------------------------------------------
                  Total                     220      $15,348,486       100.00%